Exhibit 8.2

[Letterhead of Wolf & Company, P.C.]

April 11, 2014

Board of Trustees

Meridian Financial Services, Incorporated

Board of Directors

Meridian Interstate Bancorp, Inc.

Meridian Bancorp, Inc.

East Boston Savings Bank

10 Meridian Street

East Boston, MA 02128

Ladies and Gentlemen:

You have requested our opinion regarding certain material Massachusetts income and excise tax consequences of the proposed conversion of Meridian Financial Services, Incorporated, a Massachusetts-chartered mutual holding company (the “Mutual Holding Company”) into the capital stock form of organization (the “Conversion”) pursuant to the Plan of Conversion of Meridian Financial Services, Incorporated, dated March 5, 2014 (the “Plan of Conversion”).

In connection therewith, we have examined the Plan of Conversion, the Registration Statement filed by Meridian Bancorp, Inc. (the “Stock Holding Company”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Application for Conversion filed by the Mutual Holding Company with the Massachusetts Commissioner of Banks (the “Commissioner). Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Conversion. In our review, we have assumed the genuineness of all signatures where due execution and delivery are requirements to the effectiveness thereof, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic files or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied on the opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation ( “Counsel”) related to the material Federal income tax consequences of the proposed Conversion (the “Federal Tax Opinion”), without undertaking to verify the same by independent investigation. We have also relied upon the representations as to factual matters provided to Counsel by the Mutual Holding Company, East Boston Savings Bank (the “Bank”), the Mid-Tier Holding Company (as defined below) and the Stock Holding Company, as set forth in the certificates for each of those aforementioned entities and signed by authorized officers of each of the aforementioned entities, incorporated herein by reference.

Boards of Directors

Meridian Financial Services, Incorporated

Meridian Interstate Bancorp, Inc.

Meridian Bancorp, Inc.

East Boston Savings Bank

April 11, 2014

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant.

Additionally, the discussions and conclusions set forth below are based on Massachusetts General Law (the “MGL”), the regulations promulgated thereunder and existing administrative and judicial interpretations thereof as of the date of this letter, all of which are subject to change.

Our opinions are not binding on the Massachusetts Department of Revenue (the “Department”) and there can be no assurance that the Department will not take a position contrary to any of the opinions expressed herein. Because the opinions expressed herein are based upon current tax law, future changes in Massachusetts tax laws, regulations, rulings or case law may affect the tax consequences relating to the Plan of Conversion. However, we have no responsibility to update this opinion for events, transactions or circumstances occurring after the date of this letter.

STATEMENT OF FACTS/DESCRIPTION OF THE PROPOSED TRANSACTIONS

In 2006, Meridian reorganized into the two-tier mutual holding company structure. The Bank is currently a wholly owned subsidiary of Meridian Interstate Bancorp, Inc., a Massachusetts corporation (the “Mid-Tier Holding Company”), which is a subsidiary of the Mutual Holding Company. The Mutual Holding Company is a mutual holding company with no stockholders. The Mutual Holding Company currently owns the majority of the Mid-Tier Holding Company, and the majority of the remaining shares are publicly owned.

On March, 5, 2014, the Boards of Trustees of the Mutual Holding Company and Board of Directors of the Mid-Tier Holding Company adopted the Plan of Conversion providing for the Conversion of the Mutual Holding Company from a Massachusetts chartered mutual holding company to the capital stock form of organization. A new Maryland stock Holding Company will be established as part of the Conversion and will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and issue Holding Company Common Stock in the Conversion.

Boards of Directors

Meridian Financial Services, Incorporated

Meridian Interstate Bancorp, Inc.

Meridian Bancorp, Inc.

East Boston Savings Bank

April 11, 2014

Pursuant to the Plan, the Conversion will be effected in the following steps, in such order as is necessary to consummate the Conversion:

(i)	The Mid-Tier Holding Company will establish the Stock Holding Company as a first–tier Maryland-chartered stock holding company subsidiary.

(ii)	The Mutual Holding Company will merge with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the resulting entity (the “MHC Merger”) whereby the shares of Mid-Tier Holding Company held by the Mutual Holding Company will be cancelled and the depositors of the Bank who hold liquidation interests in the Mutual Holding Company will constructively receive liquidation interests in Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company.

(iii)	Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with the Stock Holding Company (the “Mid-Tier Merger”), with the Stock Holding Company as the resulting entity. As part of the Mid-Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by the persons who held liquidation interests in the Mutual Holding Company will automatically, without further action on the part of the holders thereof be exchanged for an interest in the Stock Holding Company Liquidation Account and the Minority Shares will automatically, without further action on the part of the holders thereof, be converted into and become the right to receive Holding Company Common Stock based on the Exchange Ratio.

(iv)	Immediately after the Mid-Tier Merger, the Stock Holding Company will offer for sale shares of Holding Company Common Stock in the Offering.

(v)	The Stock Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional shares of common stock of the Bank and in exchange for the Bank Liquidation Account.

Following the Conversion, a Stock Holding Company Liquidation Account will be maintained by the Stock Holding Company for the benefit of Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to the Plan, the Stock Holding Company Liquidation Account will be equal to the Mutual Holding Company’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Offering. In turn, the Stock Holding Company will hold the Bank Liquidation Account. The terms of the Stock Holding Company Liquidation Account and Bank Liquidation Account, which supports the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets, are described in the Plan.

Boards of Directors

Meridian Financial Services, Incorporated

Meridian Interstate Bancorp, Inc.

Meridian Bancorp, Inc.

East Boston Savings Bank

April 11, 2014

As part of the Conversion, all of the then-outstanding shares of Mid-Tier Holding Company common stock owned by the Minority Stockholders will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio in a manner that ensures that after the Conversion, Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock as they held in Mid-Tier Holding Company common stock immediately prior to the Conversion, exclusive of Minority Stockholders’ purchases of additional shares of Holding Company Common Stock in the Offering and receipt of cash in lieu of fractional shares.

As a result of the Conversion and Offering, the Stock Holding Company will be a publicly-held corporation, will have registered the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly-owned subsidiary of the Stock Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Stock Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the Conversion, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, tax-qualified employee plans established by the Bank or the Stock Holding Company, and employees, officers, directors, trustees or corporators of the Mid-Tier Holding Company or the Bank who are not eligible in the preceding categories, according to the subscription priorities set forth in the Plan. Any shares not subscribed for in the Subscription Offering may be offered for sale to certain members of the public directly by the Stock Holding Company through a Direct Community Offering and/or a Syndicated Community Offering. Subscription rights are nontransferable.

LUSE GORMAN POMERENK & SCHICK, A PROFESSIONAL CORPORATION FEDERAL OPINION

Luse Gorman Pomerenk & Schick, PC has provided an opinion that addresses the material federal income tax consequences of the Conversion and reorganization. The opinion concluded, as follows:

1. The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(l)(A) of the Code.)

Boards of Directors

Meridian Financial Services, Incorporated

Meridian Interstate Bancorp, Inc.

Meridian Bancorp, Inc.

East Boston Savings Bank

April 11, 2014

2. The constructive exchange of the Eligible Account Holders liquidation interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

3. No gain or loss will be recognized by the Mutual Holding Company on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to members of the Mutual Holding Company. (Section 361(a), 361(c) and 357(a) of the Code.)

4. No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of the Mutual Holding Company. (Section 1032(a) of the Code.)

5. Persons who have liquidation interests in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company. (Section 354(a) of the Code.)

6. The basis of the assets of Mutual Holding Company (other than stock in the Mid-Tier Holding Company) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

7. The holding period of the assets of the Mutual Holding Company transferred to the Mid-Tier Holding Company will include the holding period of those assets of the Mutual Holding Company. (Section 1223(2) of the Code.)

8. The Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code.)

9. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in exchange for shares of Holding Company Common Stock or the distribution of such stock to Minority Stockholders and constructive distribution of interests in the Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders. (Sections 361(a), 361(c) and 357(a) of the Code.)

Boards of Directors

Meridian Financial Services, Incorporated

Meridian Interstate Bancorp, Inc.

Meridian Bancorp, Inc.

East Boston Savings Bank

April 11, 2014

10. No gain or loss will be recognized by the Stock Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

11. The basis of the assets of the Mid-Tier Holding Company to be received by the Stock Holding Company will be the same as the basis of such assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

12. The holding period of the assets of the Mid-Tier Holding Company to be received by the Stock Holding Company will include the holding period of those assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

13. Mid-Tier Holding Company shareholders will not recognize any gain or loss upon their exchange of Mid-Tier Holding Company common stock for Holding Company Common Stock (Section 354 of the Code.)

14. Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Mid-Tier Holding Company for the Stock Holding Company Liquidation Accounts in the Stock Holding Company. (Section 354 of the Code.)

15. The constructive exchange of the Eligible Account Holders’ liquidation interests in the Mid-Tier Holding Company for interests in a Stock Holding Company Liquidation Account established in the Stock Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

16. The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company Common Stock will be treated as though the fractional shares were distributed as part of the Mid-Tier Merger and then redeemed by Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)

17. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, employees, officers, directors, trustees and corporators in the Subscription Offering upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders and other purchasers in the Subscription Offering will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

Boards of Directors

Meridian Financial Services, Incorporated

Meridian Interstate Bancorp, Inc.

Meridian Bancorp, Inc.

East Boston Savings Bank

April 11, 2014

18. It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders upon the constructive distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Mid-Tier Merger. (Section 356(a) of the Code.)

19. Each shareholder’s aggregate basis in his or her Holding Company Common Stock (including fractional shares) received in the exchange will be the same as the aggregate basis of the Mid-Tier Holding Company common stock surrendered in exchange therefore. (Section 358(a) of the Code.)

20. It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

21. Each shareholder’s holding period in his or her Holding Company Common Stock received in the exchange will include the period during which the Mid-Tier Holding Company common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange. (Section 1223(1) of the Code.)

22. The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

23. No gain or loss will be recognized by Stock Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

Counsel’s opinions under paragraphs 17, 19 and 20 are based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, employees, officers, directors, trustees and corporators in the Subscription Offering have a fair market value of zero. Counsel understands that the subscription rights will be granted at no

Boards of Directors

Meridian Financial Services, Incorporated

Meridian Interstate Bancorp, Inc.

Meridian Bancorp, Inc.

East Boston Savings Bank

April 11, 2014

cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering. Counsel also notes that the IRS has not in the past concluded that subscription rights have value. In addition, Counsel is relying on a letter from RP Financial, LC. to Stock Holding Company stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the Subscription Offering. Based on the foregoing, Counsel believes it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Stock Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

Counsel’s opinion under paragraph 18 above is based on the position that the benefit provided by the Bank Liquidation Account supporting the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets has a fair market value of zero. Counsel understands that: (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (ii) the interests in the Stock Holding Company Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Stock Holding Company Liquidation Account with respect to each Eligible Account Holder are reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Stock Holding Company lacks sufficient net assets to fund the Stock Holding Company Liquidation Account. Counsel also notes that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for the Savings v. Bowers, 349 U.S. 143, 150 (1955).

Boards of Directors

Meridian Financial Services, Incorporated

Meridian Interstate Bancorp, Inc.

Meridian Bancorp, Inc.

East Boston Savings Bank

April 11, 2014

In addition, Counsel is relying on a letter from RP Financial, LC. to Stock Holding Company dated March 10, 2014, stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets does not have any economic value at the time of the Conversion. Based on the foregoing, Counsel believes it is more likely than not that such rights in the Bank Liquidation Account have no value.

If such rights in the Bank Liquidation Account are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder in the amount of the fair market value of their interest in the Bank Liquidation Account as of the effective date of the Conversion.

DISCUSSION RELATED TO MASSACHUSETTS INCOME AND EXCISE TAX CONSEQUENCES

Mutual Holding Company, Mid-Tier Holding Company and Bank are subject to the Massachusetts financial institution excise tax under MGL Chapter 63, Sections 1, 2, 2A and 7. At the effective time of the Conversion, Stock Holding Company and Bank will be subject to same.

Net income is defined in MGL Chapter 63 Section 1 as gross income less deductions allowed by the Internal Revenue Code, as amended and in effect for the taxable year, with enumerated modifications. Such modifications are not relevant to this Opinion. By adopting the federal Internal Revenue Code, Massachusetts has conformed its treatment of corporate reorganizations to the federal treatment.

With respect to individual income taxation, MGL Chapter 62 Section 2 generally provides that Massachusetts gross income means gross income as determined for federal tax purposes with enumerated modifications. Such modifications are not relevant to this Opinion.

Accordingly, based upon the facts and representations stated herein and the existing law, it is the opinion of Wolf & Company, P.C. regarding the Massachusetts income and excise tax effects of the Plan of Conversion that:

1. For purposes of Massachusetts General Laws, chapter 63, sections 1, 2 and 2A, no gross income, gain or loss will be recognized by Mutual Holding Company, Mid-Tier Holding Company, Stock Holding Company or Bank as a result of the transactions contemplated by the Plan.

Boards of Directors

Meridian Financial Services, Incorporated

Meridian Interstate Bancorp, Inc.

Meridian Bancorp, Inc.

East Boston Savings Bank

April 11, 2014

2. No gross income, gain or loss will be recognized by the Eligible Account Holders, persons who have liquidation interests in the Mutual Holding Company, persons who have liquidation interests in the Mid-Tier Holding Company, and other purchasers in the Subscription Offering as a result of the transactions contemplated by the Plan.

3. No gain or loss will be recognized by the Mid-Tier Holding Company shareholders upon their exchange of Mid-Tier Holding Company common stock for Holding Company Common Stock. (Section 354 and MGL Chapter 62, Section 2).

4. No gain or loss will be recognized by the Minority Stockholders upon their exchange of Mid-Tier Holding Company common stock for Holding Company Common Stock except to the extent of any cash received in lieu of a fractional share interest in Stock Holding Company. Minority Stockholders who receive cash in lieu of fractional shares of Holding Company Common Stock will recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder’s tax basis of the shares of Mid-Tier Holding Company allocable to the fractional share; such gain or loss will be capital gain or loss if such shares were held as a capital asset as of the date of the Mid-Tier Merger, and will be long-term capital gain or loss if such holder’s holding period in the shares of Mid-Tier Holding Company common stock is more than one year on the date of the Mid-Tier Merger (Section 354 and MGL Chapter 62, Section 2).

CONCLUSION

The opinions contained herein are rendered only with respect to the specific matters discussed herein and we express no opinion with respect to any other legal, Federal, state, or local tax aspect of these transactions. This opinion is not binding upon any tax authority including the Massachusetts Department of Revenue or any court and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority.

In rendering our opinions we are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended, Massachusetts General Laws and the regulations, judicial and administrative interpretations thereof, all as of the date of this letter.

However, all of the foregoing authorities are subject to change or modification which can be retroactive in effect and, therefore, could also affect our opinions. We undertake no responsibility to update our opinions for any subsequent change or modification.

Boards of Directors

Meridian Financial Services, Incorporated

Meridian Interstate Bancorp, Inc.

Meridian Bancorp, Inc.

East Boston Savings Bank

April 11, 2014

This opinion is given solely for the benefit of Mutual Holding Company, Mid-Tier Holding Company, Stock Holding Company, Bank, Eligible Account Holders, Supplemental Eligible Account Holders, and other persons described in the Plan of Conversion who will receive Subscription Rights, and may not be relied upon by any other party or entity or otherwise referred to in any document without our express written consent.

CONSENT

We hereby consent to the filing of the opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the Commissioner and to the Stock Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the reference to our firm in the Prospectus contained in the Application for Conversion and S-1 under the caption “The Conversion and Offering-Material Income Tax Consequences.”

Very truly yours,

Wolf & Company, P.C.